Exhibit 3.400
FILED
IN THE OFFICE OF THE CORPORATION COMMISSIONER OF THE STATE OF OREGON
MAR 1-1954
MAURICE HUDSON
CORPORATION COMMISSIONER

No. 11 Corporations for Gain	Submit in Triplicate
Three or more persons of the age of 21 years or more may incorporate. Articles shall be executed in triplicate, and all of the copies forwarded to the Corporation Commissioner, Salem, Oregon. See Notes 1, 2 and 3 on back of this form.
Articles of Incorporation
OF
CORVALLIS DISPOSAL CO.
     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:
ARTICLE I

•	The name of this corporation is Corvallis Disposal Co. and its duration shall be perpetual.
ARTICLE II

•	The purpose or purposes for which the corporation is organized are:
     a) To conduct a general disposal business.
     b) In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of it’s properties.
     c) This corporation assumes to itself and shall possess all rights, privileges and powers granted to or conferred on similar corporations by the laws of the State of Oregon and all additions and amendments thereto.

ARTICLE III

•	The aggregate number of shares which the corporation shall have authority to issue is one thousand shares of the par value of $100,000 per share.
ARTICLE IV
     The corporation will not commence business until not less than $1,000 (At least $1,000) has been received by it as consideration for the issuance of its shares. (If the corporation shall have par value shares only, the total par value of which is less than $1,000, then the amount to be received by it shall be the total par value thereof.)
ARTICLE V
     The address of the initial registered office of the corporation is 121 North Third Street, Corvallis, Oregon and the name of its initial registered agent at such address is Robert E. Bunn
ARTICLE VI
     The number of directors constituting the initial board of directors of the corporation is three (At least three). The directors shall be elected by the subscribing shareholders at a meeting called for that purpose by a majority of the incorporators.

ARTICLE VII
The name and address of each incorporator is:

Address
Name	(Street and Number, if any)
Robert E. Bunn	828 North 29th, Corvallis, Oregon

Daniel E. Bunn	Wishram, Washington

Kathryn R. Bunn	828 North 29th, Corvallis, Oregon
ARTICLE VIII
(Add provisions for the regulation of the internal affairs of the corporation as may be appropriate.)
none
Dated February 2nd, 1954.

/s/ Daniel E. Bunn

/s/ Robert E. Bunn

/s/ Kathryn R. Bunn

STATE OF OREGON,	}
County of Benton,	}ss.
     I, Robert Mix, a notary public for Oregon, hereby certify that on the 2nd day of February, 1954, personally appeared before me Robert E. Bunn, Daniel E. Bunn and Kathryn R. Bunn, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Robert Mix
Notary Public for Oregon
My commission expires: May 7, 1954

FILED
AUG 23, 1999
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
CORVALLIS DISPOSAL CO.
          1. The name of the corporation is Corvallis Disposal Co.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE VII. ELIMINATION OF LIABILITY
          “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
          “1. Any act or omission occurring before the date this provision becomes effective;
          “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
          “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
          “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
          “5. Any transaction from which the director derived an improper personal benefit.
          “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to lime, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
          “C. No amendment to or repeal of this Article VII, or adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article VII and pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article VII unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE VIII. INDEMNIFICATION
          “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          “B. Indemnification provided under this Article VIII shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
          “C. The right to indemnification conferred by this Article VIII shall be considered a contract right between the corporation and the person entitled to indemnity under this Article VIII.
          “D. In addition to any rights set forth above in this Article VIII, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is 8/18 , 1999.
Page 2 — ARTICLES OF AMENDMENT

          4, The amendments were approved by the shareholders. Two hundred seventy-eight shares of the corporation are outstanding, 278 votes are entitled to be cast on the amendments, 278 votes were cast for the amendments, and no votes were cast against the amendments.

Corvallis Disposal Co.
By	/s/ Gary A. Barton
Gary A. Barton, Vice President

Page 3 — ARTICLES OF AMENDMENT